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                                                                   Exhibit 10.23

                             SUBSCRIPTION AGREEMENT

                  SUBSCRIPTION AGREEMENT, dated as of _________, 2002 (this "Agreement"), by and between Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Company"), and ______________, [a _____________ of the Company] ("__________").

                  A. ________ desires to acquire from the Company, and the Company desires to sell to __________, shares of the Company's class A common stock, par value $0.01 per share (the "Common Stock"); and

                  B. Simultaneously herewith, the Company, ___________, 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario, Canada ("Onex Cinema"), and OCM Cinema Holdings, LLC, a Delaware limited liability company ("OCM"), are entering into a Stockholders Agreement, providing for certain restrictions on the transfer of the shares of the capital stock and other securities of the Company held by ___________ from time to time (the "Stockholders Agreement");

                  NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Subscription.

                  a. Subscription. Subject to and in accordance with the terms and conditions of this Agreement, ________ hereby subscribes for and agrees to purchase ________ shares of Common Stock for an aggregate purchase price of $__________ (the "Purchase Price").

                  b. Purchase and Sale of Common Stock. At the closing of the purchase and sale of the Common Stock (the "Closing"), the Company shall issue and sell to __________, and _______ shall purchase from the Company, ________ shares of Common Stock for the Purchase Price.

                  c. Closing. The Closing shall take place at the offices of the Company, 711 Fifth Avenue, New York, New York at 10:00 a.m. on __________, 2002, or at such other place or on such other date as may be mutually agreeable to the Company and __________. At the Closing, (i) _________ shall pay to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company, and (ii) the Company shall deliver to _______ a certificate representing _______ shares of the Common Stock.

                  2. Representation and Warranties of the Company.

                  a. Organization; Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary corporate action of the Company
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and has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                  b. Authorization and Validity of Issuance of Shares. The Common Stock to be issued by the Company to _______ hereunder will be duly and validly authorized at the time of issuance and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable.

                  3. Representations and Warranties of _________. _______ hereby represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Limitations on Transfer. The Common Stock acquired by _______ hereunder shall be subject to the transfer restrictions contained in the Stockholders Agreement.

                  b. Non-Contravention. The execution and delivery of this Agreement by _______ and the consummation of the transactions contemplated hereby do not require _______ to file any notice, report or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from, any governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction, and do not constitute a material breach or violation of, or a material default under, any provision of any mortgage, lien, lease, agreement, license, instrument, law, regulation, order, arbitration, award, judgment or decree to which _______ is a party or by which his property is bound, in any such case which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                  c. Certain Matters Relating to the Shares of Common Stock.

                        i. _______ is acquiring the Common Stock for investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws.

                        ii. _______ has not been given any oral or written information, representations or assurances by the Company or any representative thereof in connection with _______'s acquisition of the Common Stock other than as contained in this Agreement and the Stockholders Agreement, and _______ is relying on his own business judgment and knowledge concerning the business, financial condition and prospects of the Company in making the decision to acquire the Common Stock. _______ acknowledges that no person has been authorized to give any information or to make any representation relating to the Common Stock or the Company, other than as contained in this Agreement and the Stockholders Agreement, and, if given or made, information received from any person and any


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                              representation, other than as aforesaid, must not
                              be relied upon as having been authorized by the Company or any person acting on its behalf.

                        iii. _______ is an "accredited investor" as described in Rule 501(a) of Regulation D of the Securities Act, and has such knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the Common Stock and to make an informed investment decision.

                        iv. __________ understands that an investment in the Common Stock is a speculative investment which involves a high degree of risk of loss of __________'s investment therein. __________ is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of __________'s investment in such securities. __________ acknowledges that the Common Stock has not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available.

                        v. __________ acknowledges that he has had a full opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Common Stock and has had full access to such other information concerning the Company as he has requested.

                        vi. __________ and his purchaser representative and advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with, the transactions contemplated hereby, which __________ or purchaser representatives or advisors, if any, have requested to examine.

                        vii. __________ agrees that there may be affixed to the certificate(s) representing the Common Stock the legends set forth in Section 2 of the Stockholders Agreement (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, they are no longer necessary or required).

                  d. Knowledge. __________ has a high degree of familiarity with the business, operations, financial condition and prospects of the Company.

                  4. Indemnification. __________ acknowledges that he understands the meaning and legal consequences of the representations and warranties in Section 3 hereof, and hereby agrees to indemnify and hold harmless the Company, and its officers, directors, employees, agents,


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representatives and affiliates, from and against any and all loss, damage or liability due to, or arising out of, a breach of any such representations or warranties made by __________. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by __________ shall, in any manner, be deemed to constitute a waiver of any rights granted to __________ under federal or state securities laws.

                  5. No Third Party Beneficiaries. Except with respect to the rights of the indemnified parties under Section 4, nothing in this Agreement, expressed or implied, is intended to confer upon any creditor or any other person, other than the parties hereto or their respective successors, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

                  6. Miscellaneous.

                  a. This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by a party against whom enforcement of such modification, waiver, or termination is sought.

                  b. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  c. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

                  d. This Agreement may be executed in two or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

                  e. All the agreements, representations and warranties made by __________ in this Agreement shall survive the acceptance of __________'s subscription by the Company.

                  f. __________ agrees that in the event further action or execution of documents is required of __________, __________ will take any and all such actions and execute any such documents as are necessary or appropriate in connection with the business of the Company.

                  g. This Agreement and the Stockholders Agreement constitute the entire agreement of __________ and the Company relating to the matters contained herein and supersede all prior contracts or agreements, whether oral or written.


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                  h. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require.

                  [Remainder of Page Intentionally Left Blank]


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                  IN WITNESS WHEREOF, the undersigned have executed this
Subscription Agreement as of the date first written above.

                                          LOEWS CINEPLEX ENTERTAINMENT
                                          CORPORATION

                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:


                                             -----------------------------------